UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 14, 2019

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

30-0791746

(IRS Employer Identification Number)

555 Madison Avenue, 5th Floor

New York, NY

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The Company, on January 14, 2019, announced that it has reached an agreement to extinguish the $75,000 contingent liability that originated from its December 2016 sale (the “Sale”) of its interest in Pilus Energy LLC (“Pilus Energy”) to Open Therapeutics LLC (“Open Therapeutics”). Set forth herein (for informational purposes only, and not incorporation by reference herein) is the link to the Company’s December 2016 press release disclosing the Sale: http://www.marketwired.com/press-release/tauriga-sciences-inc-sells-majority-stake-pilus-energy-subsidiary-open-therapeutics-pinksheets-taug-2185449.htm. Accordingly, this $75,000 contingent liability will be removed from the Company’s balance sheet during the Company’s current fiscal quarter, and shall be reflected in the Company’s upcoming quarterly report to be filed with the Securities and Exchange Commission. To extinguish this contingent liability, the Company agreed to a one-time restricted stock issuance of 500,000 Company shares, payable to Open Therapeutics LLC.

Item 7.01 Regulation FD Disclosure.

The information in Sections 7 and 9 of this Current Report on Form 8-K, including the information set forth in the Exhibit, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. As such, this information shall not be incorporated by reference into any of the Company’s reports or other filings made with the Securities and Exchange Commission.

The press release announcing the settlement of the above-described liability is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Exhibits Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated January 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2019

TAURIGA SCIENCES, INC.

By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer